Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement on Form F-4 of our report dated December 5, 2022, relating to the financial statements of Newsight Imaging Ltd. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.,
Certified Public Accountants
A firm in the Deloitte Global Network

Tel Aviv, Israel
January 20, 2023